Exhibit 5.1

[Letterhead of Rader & Coleman]

April 11, 2003

IWT Tesoro Corporation
191 Post Road West, Suite 10
Westport, Connecticut 06880

Gentlemen:

        We have acted as special counsel to IWT Tesoro Corporation, a Nevada corporation (the "Company"), in connection with (i) the sale of up to 250,000 Company units, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, and (ii) an additional 1,104,168 shares of Common Stock for sale by the holders thereof (the "Selling Stockholders") for resale from time to time by the Selling Security holders (collectively the "Securities"), as set forth in a Registration Statement filed with the Securities and Exchange Commission on Form SB-2.

        In our capacity as such counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

        Based upon the foregoing, it is our opinion that:

        1.    The Company is a corporation organized and validly existing under the laws of the State of Nevada.

        2.    When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended, (ii) the Securities have been issued and sold as contemplated in the Registration Statement, and (iii) the Securities have been duly executed, delivered and paid for, such Securities will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/  GAYLE COLEMAN

Gayle Coleman, P.A.